Form 3 — Joint Filer Information
Exhibit 99-8

Name:	Metropolitan Life Insurance Company*
Address:	10 Park Avenue, Morristown, New Jersey 07962

Designated Filer:	Daniel F. Scudder
Associate General Counsel
Metropolitan Life Insurance Company

Issuer & Ticker Symbol:	Tortoise MLP Fund, Inc. (“NTG”)
Date of Event Requiring Statement:	May 12, 2011

Signature: /s/Daniel F. Scudder
Daniel F. Scudder, Associate General Counsel
* Metropolitan Life Insurance Company as direct owner/purchaser of $4,000,000 4.35% Senior Note, Series G, Due May 12, 2018.